UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2003

EASTERN VIRGINIA BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

217 Duke Street, Tappahannock, Virginia	22560
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code (804) 443-8423

(Former name or former address, if changed since last report)

ITEM 5. Other Events and Regulation FD Disclosure

On June 12, 2003, Eastern Virginia Bankshares, Inc. issued a press release announcing the signing of a definitive agreement with BB&T Corporation and First Virginia Banks, Inc. to acquire three First Virginia – Hampton Roads branches in Waverly, Surry and Courtland, Virginia. That press release is attached as Exhibit 99.1

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated June 12, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

REGISTRANT

Date: June 12, 2003		/s/ RONALD L. BLEVINS
	By:	Ronald L. Blevins Senior Vice President & Chief Financial Officer

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